Exhibit 32
Section 1350 Certification
The undersigned hereby certifies that, to his knowledge, (i) the Form 10-Q filed by Southern Community Financial Corporation (the “Issuer”) for the quarter ended March 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

SOUTHERN COMMUNITY FINANCIAL CORPORATION

Date: May 10, 2006	By:	/s/ F. Scott Bauer
F. Scott Bauer
Chairman and Chief Executive Officer

Date: May 10, 2006	By:	/s/ David W. Hinshaw
David W. Hinshaw
Executive Vice President and Chief Financial Officer